July 24, 2002

The Pacific Lumber Company
125 Main Street
Scotia, California 95565

Attention:        Gary L. Clark,
                  Vice President--Finance and Administration

         Re:      Existing Credit Agreement referred to below

Ladies and Gentlemen:

This letter is delivered to you in connection with the Amended and Restated
Credit Agreement, dated as of August 14, 2001 (as amended, the "Existing Credit
Agreement"), between The Pacific Lumber Company (the "Company") and Bank of
America, N.A. ("Bank of America"). All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Existing
Credit Agreement.

You have advised us that you desire to extend the maturity date of the Existing
Credit Agreement for one year from August 14, 2003 to August 13, 2004. Bank of
America is pleased to advise you of its willingness to extend the maturity date for one year as requested (the "Extension"). Our agreement to the Extension will be subject to the satisfaction of the following conditions precedent in a manner acceptable to Bank of America in its sole discretion:

1.    the Commitment under the Existing Credit Agreement shall be reduced to
      $45,000,000 on August 14, 2002;

2.    the Extension Fee (as such term is defined below) shall have been paid in full. The Arrangement Fee to be paid on each anniversary date after the
      Closing Date as provided in Section 2.10(b)(2) of the Existing Credit
      Agreement shall be superceded by the Extension Fee;

3.    the negotiation, execution and delivery of a new credit agreement ("New
      Credit Agreement"), security agreement and other loan documents
      (collectively, the "New Documents") to replace the Existing Credit
      Agreement, the Company Security Agreement and the other Loan Documents.
      The New Documents shall contain the same interest rates as in the Existing
      Credit Agreement and, except as set forth in paragraphs numbered 1 and 2 above, shall contain other terms, agreements and conditions substantially similar to those contained in the Existing Credit Agreement and the Loan
      Documents, subject, however, to modifications Bank of America deems necessary or desirable, and shall include other provisions that Bank of
      America deems necessary or desirable, including, without limitation, provisions necessary for Bank of America and/or any of its affiliates to syndicate the credit facility evidenced by the Existing Credit Agreement and the other Loan Documents (the "Senior Credit Facility"). The date of signing and closing of the New Documents to occur on or before Monday,
      September 16, 2002 (the "Signing Date");

4.    the outstanding principal amount of all Loans under the Existing Credit
      Agreement, together with any accrued interest thereunder, immediately prior to the Signing Date of the New Documents shall have been repaid in full (which amounts may be paid by the Company out of the initial borrowing under the New Credit Agreement), and any existing lending or financing commitments under the Existing Credit Agreement shall have been canceled, concurrently with the Signing Date. All letters of credit issued under the Existing Credit Agreement that are outstanding thereunder on the
      Signing Date shall be deemed to have been issued and outstanding under the
      New Credit Agreement;

5.    all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and expenses of outside counsel to
      Bank of America and all allocated costs of internal counsel to Bank of
      America) incurred by Bank of America before and/or after the date hereof in connection with this letter, the Extension and any documentation thereof and the New Documents and the syndication of the Senior Credit
      Facility and by any affiliate of Bank of America in connection with the syndication of the Senior Credit Facility, in any case whether or not any or such transactions are consummated or the closing of the New Documents occurs (collectively, the "Extension Expenses"); and

6.    no change, occurrence or development that could, in our opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole shall have occurred or become known to us.

In connection with, and in consideration of Bank of America agreeing to, the
Extension, the Company agrees to pay Bank of America an extension fee in an amount equal to $250,000 (the "Extension Fee") on the Signing Date.

In the event than any of the New Documents are not reasonably acceptable to the
Company and, as a result thereof, the Company does not execute the New Documents on or prior to the Signing Date, then the Company shall, on or prior to
September 16, 2002, pay to Bank of America the $125,000 Arrangement Fee as
required in Section 2.10(b)(2) of the Existing Credit Agreement and all the
Extension Expenses, and except for the modification to the Existing Credit
Agreement as set forth in this paragraph regarding the extended period of time for the Company to pay the Arrangement Fee as provided in Section 2.10(b)(2) of the Existing Credit Agreement and as set forth in the immediately succeeding paragraph, all the terms, covenants and agreements contained in the Loan
Documents shall remain in full force and effect.

Notwithstanding anything to the contrary in this letter, the Company and Bank of
America hereby agree that the Existing Credit Agreement is hereby amended as follows: the Commitment under the Existing Credit Agreement shall be reduced to
$45,000,000 on August 14, 2002, and that effective on such date and thereafter, the Commitment under the Existing Credit Agreement shall be $45,000,000.

The fee payable above shall be fully earned upon becoming due and payable, shall be non-refundable for any reason whatsoever and shall be in addition to any other fee, cost or expense payable pursuant to the Existing Credit Agreement or any other Loan Document or, if applicable, the New Documents.

Please be advised that Bank of America and/or any of its affiliates may, in its sole discretion, form a syndicate of financial institutions (the "Lenders")
reasonably acceptable to you for the Senior Credit Facility. In the event that
Bank of America and/or any of its affiliates proceeds with forming a syndication of the Senior Credit Facility, you agree to actively assist Bank of America and/or any of its affiliates in achieving the syndication of the Senior Credit
Facility that is satisfactory to Bank of America and/or any of its affiliates.
Such assistance shall include (a) your providing and causing your advisors to provide us and the other Lenders upon request with all information reasonably deemed necessary by us to complete syndication, and (b) otherwise assisting us in our syndication efforts, including by making senior management and advisors of the Company and its subsidiaries available from time to time to attend and make presentations regarding the business and prospects of the Company and its subsidiaries, as appropriate, at one or more meetings of prospective Lenders. It is understood and agreed that Bank of America and/or any of its affiliates will manage and control all aspects of any syndication of the Senior Credit Facility, including decisions as to the selection of proposed Lenders and any titles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders. It is understood and agreed that no Lender participating in the Senior Credit Facility will receive compensation from you in order to obtain its commitment, except as may be agreed to in writing.

In addition to the Extension Fee and without limiting the foregoing, the Company agrees to reimburse Bank of America from time to time on demand for all reasonable out-of-pocket fees and expenses (including, but not limited to, the reasonable fees, disbursements and expenses of outside counsel to Bank of
America and all allocated costs of internal counsel to Bank of America) incurred by Bank of America before and/or after the date hereof in connection with this letter, the Extension and any documentation thereof and the New Documents and the syndication of the Senior Credit Facility and by any affiliate of Bank of
America in connection with the syndication of the Senior Credit Facility.

You agree to indemnify and hold harmless Bank of America, each Lender, and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and other representatives (each an "Indemnified
Party") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all claims, damages, losses, liabilities and expenses
(including, without limitation, the reasonable fees, disbursements and other charges of counsel and the allocated cost of internal counsel to Bank of
America) that may be incurred by or asserted or awarded against any Indemnified
Party, in each case arising out of or in connection with or by reason of
(including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) any matters contemplated or arising out of this letter, any related transaction or the
Senior Credit Facility, except, as to any Indemnified Party, to the extent such claim, damage, loss, liability or expense is found in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such
Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, any of your subsidiaries, affiliates, equityholders or creditors, or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto.

This letter and the contents hereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your accountants, attorneys and other professional advisors retained in connection with the Senior
Credit Facility or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without our prior written consent; provided, however, it is understood and agreed that you may disclose this letter on a confidential basis to the board of directors, officers and advisors of the
Company in connection with their consideration of the matters contemplated herein.

The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation contemplated in the paragraph numbered 3 above shall be executed and delivered and notwithstanding the termination of this letter or any commitment or undertaking of Bank of America hereunder.

This letter shall be governed by, and construed in accordance with, the laws of the State of California. This letter may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. This letter may be modified or amended only by a written agreement signed by each of the parties hereto.

This letter and all commitments and undertakings of Bank of America hereunder will expire at 5:00 p.m. (San Francisco time) on Thursday, July 25, 2002 (and we shall have no obligation to you) unless you execute this letter and return this letter to us prior to that time (which may be by facsimile transmission), whereupon this letter shall become a binding agreement. Thereafter, all commitments and undertakings of Bank of America hereunder will expire (and we shall have no obligation to you) at 5:00 p.m. (San Francisco time) on Monday,
September 16, 2002, unless the Signing Date occurs on or prior thereto.

If the foregoing is in accordance with your understanding, please execute and return this letter to us.

Very truly yours

BANK OF AMERICA, N.A.

By:      /s/ Thomas R. Sullivan
    --------------------------------
Name:  Thomas R. Sullivan
         Title:    Vice President

ACCEPTED AND AGREED TO
AS OF JULY 24, 2002:

THE PACIFIC LUMBER COMPANY

By:      /s/ Gary L. Clark
    -----------------------
Name:  Gary L. Clark
Title:    Vice President--Finance